Consent



     We consent to the reference to our firm under the caption "What should I know about Rhode Island taxes" in the Registration Statement and the related Prospectus of Narragansett Insured Tax-Free Income Fund.



                              /s/Edwards & Angell, LLP

                              Edwards & Angell, LLP


Providence, Rhode Island
August 30, 2002